Tidal Trust III 485BPOS

Exhibit 99(p)(xxi)

04/01/2025

Hohimer Wealth Management - HWM Code of Ethics...

CODE OF ETHICS

August 2025

Contents

Introduction		3
Standards of Conduct and Fiduciary Duty		3
Gifts and Business Entertainment		5
Gifts & Entertainment Reporting		5
		5
Insider Trading		6
1.	Overview 6
2.	Policy on Insider Trading 6
A.	Who is an Insider? 6
B.	What is Material Information? 6
C.	What is Nonpublic Information? 7
D.	Identifying Inside Information 7
Confidential Information		8
1.	General 8
2.	HWM Proprietary Information 9
3.	Third Party Proprietary Information 9
4.	Security of Confidential Personal Information 10
Service on Boards of Directors and Other Outside Activities		10
Personal Securities Trading		11
1.	Trading in General 11
2.	Beneficial Ownership 11
3.	Employee Trading 12
A.	Initial & Annual Holdings Reports 12
B.	Quarterly Transaction Reports 13
C.	Pre-Clearance Required for Participation in IPOs and Private or Limited Offerings 14
Reporting Violations & Remedial Actions		14
Interpretations and Exceptions		21
Certificate of Receipt and Compliance		15
Definitions		21

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Hohimer Wealth Management - HWM Code of Ethics...

Introduction

Introduction

As an investment adviser, Hohimer Wealth Management (“HWM” or “the Firm”), stands in a position of trust and confidence with respect to our clients. Accordingly, we have a fiduciary duty to place the interests of our clients before the interests of HWM and our Supervised Persons. [See Definition of Supervised Persons]

HWM expects each of its Supervised Persons to conduct themselves with integrity, honesty and professionalism. To provide general guidance to Supervised Persons, HWM requires each employee, officer and representative to comply with the principles and standards of conduct contained in this Code of Ethics (“Code”),1 as revised from time to time. This Code supersedes any prior Codes or policies but should be read in conjunction with the firm’s Policies and Procedures Manual. Any violation of this Code of Ethics by any employee may result in disciplinary action, up to and including discharge.

Furthermore, Supervised Persons must at all times uphold their professional and ethical responsibilities, refraining from any behavior, whether professional or personal, that could tarnish the name and reputation of the Firm. This includes, but is not limited to, maintaining appropriate legal conduct outside of work hours.

Each Supervised Person is responsible for reading, understanding and consenting to comply with the policies contained in this document. This Code will be reviewed on a periodic basis (at least annually) and any significant changes to either regulatory or firm policies will result in the distribution of updates to the Code. Each employee must retain a copy of this Code. This document is the exclusive property of HWM and must be returned should your association with HWM terminate for any reason.

A written Code cannot answer all questions raised in the context of business relationships and the provisions of the

Code are not all-inclusive. The provisions of this Code are intended to serve as a guide for Supervised Persons of HWM in their conduct. Thus, each Supervised Person is required to recognize and respond appropriately to specific situations as they arise. In those situations where a Supervised Person may be uncertain as to the intent or purpose of the Code, he or she is advised to consult with the Chief Compliance Officer, who may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of Supervised Persons.

Each Supervised Person must complete the Code of Ethics attestation upon hire and on an annual basis..

Standards of Conduct and Fiduciary Duty

Standards of Conduct and Fiduciary Duty

This Code of Ethics is based on the principle that you, as a Access Person/Supervised Person of HWM, owe a fiduciary duty to Advisory Clients for which HWM serves as an adviser. All employees of HWM are classified as Access Persons. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

_______________________________

1 . HWM RESERVES THE RIGHT TO AMEND OR OTHERWISE REVISE THIS CODE OF ETHICS AT ANY TIME AND WITHOUT PRIOR NOTICE. HWM WILL ENDEAVOR TO NOTIFY ITS SUPERVISED PERSONS PROMPTLY OF ANY CHANGE HERETO.

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This Code is intended to comply with the various provisions of the Investment Advisers Act of 1940 and requires that all Supervised Persons comply with federal securities laws, including the Investment Advisers Act of 1940, as amended and applicable rules and regulations adopted by the Securities and Exchange Commission (SEC”).

Pursuant to Section 206 of the Advisers Act, both HWM and its Supervised Persons are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that HWM has an affirmative duty of utmost good faith to act solely in the best interests of our Advisory Clients.

At all times, you must:

1.         Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client.

2.         Duty of loyalty to clients. HWM and its Supervised Persons owe a duty of loyalty to Advisory Clients and to always act in utmost good faith, place our clients’ interests first and foremost and to make full and fair disclosure of all material facts including conflicts of interest and to never make misleading statements. Our firm also has a duty to ensure that investment advice is suitable to meeting each client’s individual and unique goals and objectives, needs and circumstances.

3.         Report any criminal charges filed against you (felony or misdemeanor) to the Chief Compliance Officer (CCO) within 48 hours of being charged. This includes, but is not limited to, arrests, indictments, and convictions. Failure to report such charges within the specified timeframe may result in severe disciplinary action, up to and including immediate termination of employment and referral to regulatory authorities.

4.         Conduct all of your personal securities transactions in full compliance with this Code. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code. Doubtful situations should be resolved against your personal trading.

5.         Accept no more than reasonable compensation. HWM believes that fees for its services should be reasonable and commensurate with the level of service provided. Fee structures are available for reference in the HWM’s ADV 2A.

6.         Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with HWM directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code. Doubtful situations should be resolved against your personal interests.

7.         Investing is a good practice. HWM believes that personal investing which is consistent with HWM’s investment philosophy does not interfere with clients’ services and interests, and accordingly, encourages personal investing. On the other hand, HWM believes that short-term trading is inconsistent with HWM’s investment philosophy, which emphasizes an investment rather than a trading approach to the achievement of favorable investment results.

This Code is adopted pursuant to the requirements of Rule 204A-1 under the Investment Advisers Act of 1940 applicable to all registered investment advisers, and Section 204A of the Investment Advisers Act of 1940 that registered investment advisers adopt procedures reasonably designed to prevent the misuse of material, nonpublic information.

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Gifts and Business Entertainment

Gifts and Business Entertainment

HWM reputation is built on the highest standards of professional conduct. As such, all Supervised Persons are required to maintain an unwavering commitment to ethical behavior, especially in matters of business courtesies. When giving or accepting gifts and/or business entertainment, employees must exercise due diligence and sound judgment. It is important that employees fully comprehend what constitutes an appropriate gift or entertainment and to operate strictly within those confines. This vigilance is not merely a matter of personal integrity; it is essential to protecting the reputation and goodwill of the firm.

If Supervised Persons are offered gifts, gratuities, or other favors, they should simply ask themselves three questions:

(i)	Is the giver attempting to influence my judgment?

(ii)	Would an outsider think so?

(iii)	If I accept this gift, will I feel indebted or obligated in some way to the giver?

By refusing inappropriate inducements of any kind, Supervised Persons will be preserving assets of far greater value: their good name, the reputation of HWM, and our clients’ financial welfare.

Supervised Persons may not accept any gift, gratuity, or other thing of more than nominal value (greater than $300), from any person or entity that does business, or desires to do business, with HWM directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as the aggregate annual value does not exceed $300. You also may attend business meals, sporting events and other entertainment events at the expense of a giver (or at your expense for another), so long as the expense is reasonable, both you and the giver are present, and the events are not excessively frequent. The acceptance of tickets to any event where the giver or you does not attend is considered a gift subject to the $300 annual limit rather than a business meal or other entertainment event. Examples of events that may be considered an unreasonable expense would be World Series or Super Bowl tickets, and vacation trips. You shall not give any gift, gratuity or other thing, or provide business entertainment, which would be construed as unreasonable in value with the intent or purpose of influencing a third party’s business relationship with HWM.

You further may not accept any gift or business entertainment of more than $10 from any person in relation to qualified ERISA plans. This does not include simplified employee pension plans (SEPs), SIMPLE retirement accounts, and IRAs, or to employee welfare benefit plans. The provisions of Title I of ERISA cover most private sector employee benefit plans. Such plans are voluntarily established and maintained by an employer, an employee organization, or jointly by one or more such employers and an employee organization. Exceptions to the gift limit may be made by the Chief Compliance Officer. Supervised Persons should request exceptions for personal circumstances in which the employee has a personal relationship with a third party (such as receiving or providing personal gifts as wedding gifts, or gifts for the birth of a child).

Supervised Persons are prohibited from giving or providing any gift, including a personal gift, to any official of a Public Fund without the express prior approval of the Chief Compliance Officer.

Gifts & Entertainment Reporting

All gifts, business meals, sporting events and other entertainment events of which you are the recipient or giver must be reported to the Chief Compliance Officer or Gaye Ott via email if the value is reasonably judged to exceed $100. Reporting must include the name(s) of the giver/receiver, the date, the organization of the giver/receiver, a description of the gift or event, and the value or estimated value of the gift or event.

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Insider Trading

Insider Trading

These procedures are intended to prevent the use of material, nonpublic information by Supervised Persons and to prevent, detect and correct any violations of the prohibition on insider trading. HWM strictly prohibits trading while in possession of material, nonpublic information, tipping of nonpublic information, and scalping by all Supervised Persons for their personal accounts or for Advisory Clients.

1. Overview

Insider trading is based on a simple, well-established principle: if you receive material, nonpublic information about a public company from any source, you are prohibited from discussing or acting on that information.

Under the Advisers Act, the SEC may sue any person (or any person who controls or supervises such person) who trades while in possession of “material, nonpublic information” or who communicates or “tips” such information. Trading the securities of any company while in possession of material, nonpublic information about that company is generally prohibited by the securities laws of the United States and firm policy.

Under insider trading laws, a person or company that illegally trades in securities of a company while in possession of material, nonpublic information about that company may be subject to severe sanctions, including civil penalties, fines and imprisonment.

The rules contained in this Code apply to securities trading and information handled by Supervised Persons of HWM. The law of insider trading is complicated and continuously developing. Individuals may be uncertain about the application of insider trading rules in some circumstances and any questions about insider trading rules should be addressed with the Chief Compliance Officer. You must notify the Chief Compliance Officer immediately if you have any reason to believe that insider trading has occurred or is about to occur.

2. Policy on Insider Trading

No person to whom these procedures apply may trade, either personally or on behalf of others (such as Advisory Client accounts managed by HWM), while in possession of material, nonpublic information, nor may any Supervised Person communicate material, nonpublic information to others in violation of the law.

A. Who is an Insider?

Corporate insiders who possess material, nonpublic information about a corporation may be required either to disclose that information to the investing public or to refrain from passing such information along to others, trading in or recommending the purchase or sale of the corporation’s securities. Similarly, as a general rule, those to whom corporate insiders “tip” material, nonpublic information must refrain from passing such information along to others, trading in or recommending the corporation’s securities. In addition, under most circumstances, tipping or trading on material, nonpublic information about a tender offer may violate the rules of the SEC. Tipping may include spreading rumors about potential tender offers. For example, personnel may not pass along a rumor regarding a tender offer to those who are likely to trade on the information or further spread the rumor if the rumor emanated, directly or indirectly, from someone connected with the target, the offeror, or their respective officers, directors, partners, employees, or persons acting on their behalf, even if such information was inadvertently communicated

B. What is Material Information?

The question of whether information is material is not always easily resolved. Generally, the courts have held that a fact is material if there is substantial likelihood that a reasonable investor would consider the information “important” in making an investment decision. As such, material information would include information which would likely affect the market price of any securities, or which would likely be considered important by a reasonable investor in determining whether to buy, sell or hold such securities.

Examples of material information may include the following:

●	Significant dividend increases or decreases

●	Significant earnings information or estimates

●	Significant changes in earnings information or estimates previously released by a company

●	Significant expansion or curtailment of operations

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●	Significant increases or declines in orders

●	Significant merger, acquisition or divestiture proposals or agreements

●	Significant new products or discoveries

●	Extraordinary borrowing

●	Major litigation

●	Significant liquidity problems

●	Extraordinary management developments

●	Purchase or sale of substantial assets

●	Capital restructuring, such as exchange offers

●	Block and/or Restricted Securities transactions

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material, nonpublic information” relates not only to issuers but also to HWM’s securities recommendations and client securities holdings and transactions.

C. What is Nonpublic Information?

Information is “nonpublic” if it has not been disclosed generally to the investing public. Information is made public if it has been broadly disseminated and made available to the public by publication in the newspapers or other media or if it has been the subject of a press release addressing the general investing public. However, information is not necessarily made public merely because such information is communicated through rumors or other unofficial statements in the marketplace.

D. Identifying Inside Information

Before executing any trade for yourself or others, including private accounts managed by HWM, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

●	Prior to taking any action, report the information and proposed trade immediately to the Chief Compliance Officer.

●	Do not purchase or sell the securities on behalf of yourself or others, including private accounts managed by the firm.

●	Do not communicate the information inside or outside the firm, other than to the Chief Compliance Officer; and

●	After the Chief Compliance Officer has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the Chief Compliance Officer before taking any action or engaging in any transaction which inside information may have been provided. This degree of caution will protect you, our clients, and the firm.

The Chief Compliance Officer shall use the following reviews and procedures to detect any possible trading on inside information:

●	review of the personal securities statements for all Supervised Persons and any related accounts.

●	review of trading activity in Advisory Client accounts.

●	investigation of any circumstances about any possible receipt, trading or other use of inside information.

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Confidential Information

Confidential Information

1. General

In the course of investment advisory activities at HWM, the firm gains access to nonpublic information about its clients. Such information may include the status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by HWM to clients, and data or analyses derived from such nonpublic personal information (collectively referred to as “Confidential Client Information¨). All Confidential Client Information, whether relating to HWM’s current or former clients, is subject to HWM’s policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

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All Supervised Persons must safeguard confidential information about clients, potential clients, and their accounts (including profit data, credit information, financial condition, and business transactions). In particular:

•	Caution and discretion are required in the discussion, use and sharing of confidential information even within HWM. Such matters should not be discussed among Supervised Persons unless there is a valid business reason (e.g., a “need to know”) for doing so. All information regarding HWM’s clients is confidential. Information may only be disclosed when the disclosure is consistent with the firm’s policy and/or the client’s direction. Information should only be shared as necessary to provide service that the client requested or authorized, or to maintain and service the client’s account.

•	HWM will require that any financial intermediary, agent or other service provider utilized by HWM (such as broker-dealers, back office service providers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by HWM only for the performance of the specific service requested by HWM.

•	Requests for information or references regarding current or former clients and Supervised Persons should be referred to the Chief Compliance Officer.

•	The disclosure of information concerning a potential, current or former client is permitted only when it complies with applicable federal or state laws.

•	Inquiries for confidential information by tax authorities, law enforcement agencies, regulatory authorities, attorneys, or private parties shall not be responded to unless HWM has received either written consent of the individual, or the appropriate court order or subpoena, and release has been authorized under normal operational procedures. Please consult with, or inform, the Chief Compliance Officer if you receive such a request.

•	Supervised persons should avoid any discussion of confidential information or client relationships in public places.

•	All Supervised Persons are prohibited, either during or after the termination of their employment with HWM, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above. Any Supervised Person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

2. HWM Proprietary Information

HWM provides its Supervised Persons with access to its physical resources, electronic media and proprietary information, as well as technology developed or used by HWM. Supervised Persons are responsible for the proper use of HWM’s physical resources, electronic media, proprietary information, and technology. Accordingly, Supervised Persons may not disseminate, sell or otherwise use HWM’s physical resources, electronic media, proprietary information or technology for their personal benefit or for the benefit of a third party. This restriction continues to apply after employment terminates, regardless of the reason for termination. HWM’s resources and electronic media may be used only for those activities that are directly related to HWM’s business or that has been approved in advance.

Supervised Persons should be aware that any product, program, or writing developed or produced by HWM’s Supervised Persons during job time, by using HWM’s facilities, or as a result of performing their job responsibilities, is the property of HWM.

Supervised Persons should take appropriate steps to protect all of HWM’s proprietary interests, both while employed by HWM and after employment with HWM. Further, copying any records for any purpose other than a necessary job-related activity is strictly prohibited. No HWM records, information, or copies thereof may be retained by an employee following termination of employment.

3. Third Party Proprietary Information

Supervised Persons are responsible for using the patented, copyrighted, or other proprietary material or information (including software) of a third party in compliance with applicable provisions of any contract between HWM and the third party. HWM, as well as individual Supervised Persons, may be held liable for both civil damages and criminal penalties for copyright, trademark, or patent infringement and for any other illegal or improper use of another’s property. Supervised Persons should also be aware that other uses of third-party materials or information, such as the duplication of computer software and the downloading of data from information retrieval services (databases), may also require the owner’s permission. Thus, Supervised Persons may not use HWM’s technology resources to copy, retrieve, forward or send copyrighted materials unless the employee has the author’s permission. Supervised Persons are encouraged to consult their immediate supervisors or the Chief Compliance Officer regarding the photocopying, duplication, reproduction, data downloading, or other use of proprietary material or information owned by a third party.

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4. Security of Confidential Personal Information

HWM enforces the following policies and procedures to protect the security of Confidential Client Information:

•	The firm restricts access to Confidential Client Information to those Supervised Persons who need to know such information to provide HWM’s services to clients.

•	Any Supervised Person who is authorized to have access to Confidential Client Information in connection with the performance of such person’s duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day.

•	All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons.

•	Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Supervised Persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations; and

•	Confidential information to be destroyed must be disposed in a manner to reasonably safeguard any confidential information.

Service on Boards of Directors and Other Outside Activities

Service on Boards of Directors and Other Outside Activities

Current information regarding our Supervised Persons is crucial to HWM’s overall supervisory effort. To help maintain current information and ensure awareness of all information regarding Supervised Persons, HWM requires each employee to disclose to HWM (and maintain current) the following information:

•	Outside Business Activities, including Service on a Board of Directors: Each HWM employee must obtain the approval of the Chief Compliance Officer of HWM prior to (1) accepting employment of any type outside HWM, (2) serving as an officer or director of any business, or (3) having a financial interest in another business organization other than a public company. Any employee who engages in such approved activity or business should limit such business or activities from HWM’s office and should not otherwise behave in such manner that might imply that such activities are being conducted by or with the approval of HWM.

•	Communications with the Media: HWM policy prohibits Supervised Persons from participating in any communication with the media including, but not limited to, conducting interviews with the media, writing newspaper or magazine articles and making radio/TV appearances, without obtaining the prior approval of the Chief Compliance Officer. Supervised Persons are required to identify any such communications in which they participate.

•	Pre-Hire Checks: HWM may investigate each applicant’s character, business repute, qualifications (including the verification of employment history with previous employers, educational checks and credit checks), and experience before hiring such applicant and maintain the documentation of the steps taken in the hiring process. It shall be the obligation of the Chief Compliance Officer to obtain and review the latest filed Form U-4 and Form U-5 and review the applicant’s history in the Central Registration Depository for all newly hired advisory personnel who are filed through FINRA.

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•	Changes to Form U-4: Each registered investment adviser representative of HWM should alert the Chief Compliance Officer of any change to such registered representative’s Form U-4 so that the Form U-4 always reflects the most current information regarding such registered representative.

Personal Securities Trading

Personal Securities Trading

1. Trading in General

Each Supervised Person is expected to devote his or her workdays to serving the interests of clients and HWM. All Supervised Persons are required to follow reporting procedures below and shall disclose to HWM information on any Beneficial Ownership of Reportable Securities [See Definitions Section] or other investments that may have an effect on the ability to make unbiased and objective recommendations.

Maintenance of Personal Brokerage Accounts

Supervised Persons shall be required to maintain their personal brokerage/custodian accounts at First Clearing.

However, HWM may permit Supervised Persons to maintained certain accounts in which they have Beneficial Ownership of elsewhere, such as pension plan accounts and 529 plans. Supervised Persons are required to seek permission from the CCO for any account not maintained at the designated broker. The CCO will be required to seek exception to this policy from the Managing Member of HWM.

2. Beneficial Ownership

To determine whether a person has “Beneficial Ownership,” Supervised Persons are considered to have Beneficial Ownership of Securities if such Supervised Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share a direct or indirect “pecuniary interest” in such Securities.

A Supervised Person has a pecuniary interest in the Securities if such Supervised Person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect pecuniary interest in Securities:

•	Securities held by members of a Supervised Person’s immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide such Supervised Person with any economic benefit.

•	Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

•	Supervised Person’s proportionate interests as a general partner in portfolio Securities held by a general or limited partnership.

•	Supervised Person’s interests as a manager-member in the Securities held by a limited liability company.

Supervised Persons do not have an indirect pecuniary interest in the portfolio Securities held by a corporation or similar entity in which you own securities if such Supervised Person is not a controlling shareholder of the entity and do not have or share investment control over the entity’s portfolio.

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The following circumstances constitute Beneficial Ownership of Securities held by a trust by a Supervised Person:

•	If a Supervised Person is a trustee of the Trust and has a pecuniary interest in any holding or transaction in the issuer’s securities held by the Trust as well as if a Supervised Person is trustee and members of such Supervised Person’s immediate family receive certain performance fees or a member of such Supervised Person’s immediate family is a beneficiary to the Trust.

•	If a Supervised Person is a beneficiary to a Trust and such Supervised Person (a) shares investment control with the trustee with respect to a trust transaction, the transaction shall be attributed to such Supervised Person as well as the trust, (b) has investment control with respect to a trust transaction without consultation with the trustee, the transaction shall be attributed to such Supervised Person and (c) such Supervised Person shall be deemed to have pecuniary interest in the issuer’s securities held by a trust to the extent of such Supervised Person’s pro rata interest in the trust where the trustee does not exercise exclusive control. For instance, a Supervised Person who holds securities as a beneficiary of a trust over which he has investment discretion, such as a 401(k) or other participant-directed employee benefit plan, would be considered beneficial owner of securities in the plan.

•	If a Supervised Person is a settlor of a trust and reserve the right to revoke the trust without the consent of another person, the trust holdings and transactions shall be attributed to you; provided, however, if the settlor does not exercise or share investment control over the issuer’s securities held by the trust, the trust holdings and transactions shall be attributed to the Trust instead of you as settlor.

3. Employee Trading

Every Supervised Person shall provide initial and annual holdings reports and quarterly transaction reports to the Chief Compliance Officer, which must contain the information described below. In lieu of providing quarterly transaction reports with personal securities transaction information to the Chief Compliance Officer, Supervised Persons are encouraged to arrange for their brokerage firm(s) to send automatic duplicate brokerage account statements to the Chief Compliance Officer, or to maintain their accounts with a brokerage firm with which HWM may have access to Supervised Persons’ personal account information.

A. Initial & Annual Holdings Reports

If you are a new Supervised Person, you must report no later than ten (10) days after you become a Supervised Person to the Chief Compliance Officer the following information:

i. the title and type of security, ticker symbol or CUSIP number as appropriate, number of shares and principal amount of each Security in which the Supervised Person had any direct or indirect Beneficial

Ownership when the person became a Supervised Person; ii. the name of any broker, dealer or bank with whom the Supervised Person maintained an account in which any Securities were held for the direct or indirect benefit of the Supervised Person as of the date the person became a Supervised Person*; and

iii. the date that the report is submitted.

* Note the report requires disclosure of the name of any broker-dealer or bank with which the Supervised Person has an account in which any Securities are held for his or her direct or indirect benefit.

Each Supervised Person must submit annually thereafter a holdings report setting forth the above-specified information which must be current as of a date no more than forty-five (45) days before the report is submitted. The form used to report initial and annual personal holdings is set forth in the Appendix to this Code or provided electronically via a compliance platform.

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B. Quarterly Transaction Reports

Every Supervised Person must report to the Chief Compliance Officer no later than thirty (30) days after the end of the calendar quarter, the following information:

i. With respect to any transaction during the quarter in a Reportable Security in which the Supervised Person had any direct or indirect Beneficial Ownership:

a.	The date of the transaction, the title, ticker symbol or CUSIP as appropriate, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved.

b.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

c.	The price of the Reportable Security at which the transaction was effected.

d.	The name of the broker, dealer or bank with or through which the transaction was effected; and

e.	The date that the report is submitted by the Supervised Person.

The foregoing Item ii includes reporting securities acquired through a gift or inheritance. ii. With respect to any account established by the Supervised Person in which any Reportable Securities were held during the quarter for the direct or indirect benefit of the Supervised Person:

a.	The name of the broker, dealer or bank with which the Supervised Person established the account.

b.	The date the account was established; and

c.	The date that the report is submitted by the Supervised Person.

iii. If a Supervised Person instructs all broker-dealers, who hold Reportable Securities in which such Supervised Person has beneficial ownership, to provide duplicate account statements required under the above section to the Chief Compliance Officer within the time period required for a Quarterly Transaction Report (i.e., within 30 days after the end of the applicable calendar quarter) and provides the information required in part b. above, then such Supervised Person need only represent on the Quarterly Transaction Report:

a.	that he/she has directed all broker-dealers who hold any Reportable Securities in which such Supervised Person has beneficial ownership to send duplicate confirmations and account statements to the Chief Compliance Officer.

b.	the form of such confirmations, account statements or records provided to HWM contains all the information required in a Quarterly Transaction Report; and

c.	with respect to any account established during the applicable quarter in which the Supervised Person has beneficial ownership in Reportable Securities, the information provided in accordance with part b. is true and accurate.

It is the obligation of each Supervised Person relying on part iii to ensure compliance with its requirements.

Exception to Reporting Requirements:

A person need not make a report to the Chief Compliance Officer under the Reporting Section above with respect to transactions effected for, and Reportable Securities held in, any account over which the person has no direct or indirect influence or control. (For example, if Supervised Person makes an affirmative demonstration that control has been delegated to an independent third party, or that Supervised Person’s ownership involves a blind trust.)

A person need not make a transaction report to the Chief Compliance Officer under the Quarterly Transaction Reports section above with respect to transactions effected pursuant to an automatic investment plan.

C. Employee Trades and Client Conflicts

Supervised persons including employees, partners, and affiliates who would like to transact in securities held in client accounts must not do anything that conflicts with their fiduciary duty to HWM’s clients and the firm. The following policies are applicable:

(i)	If the supervised person’s account is managed by HWM (model and non-model accounts) and the individual would like to participate in the same transaction on the same day, their account must be aggregated with client ones. This minimizes the likelihood that employee accounts receive more favorable pricing and trade execution than client accounts. Specifically, employees accounts must be traded according to HWM’s Aggregation & Allocation policy found in its Compliance Manual.

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(ii)	If the supervised person’s account is not managed by HWM and the individual would like to participate in the same transaction on the same day as client transaction

(iii)	The supervised person must obtain approval from the Director of Investments and CCO if they wish to transact in restricted securities. If approved, the individual must be careful to not front run any client trades or benefit from any market movements resulting from client transactions in the same security.

(iv)	Insider Trading considerations- Supervised persons must not

C. Pre-Clearance Required for Participation in IPOs and Private or Limited Offerings

No Supervised Person shall acquire any beneficial ownership in any securities in an Initial Public Offering or any securities in a limited offering or private placement for his or her account without the prior written approval of the Chief Compliance Officer who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Reporting Violations & Remedial Actions

Reporting Violations & Remedial Actions

All supervised persons shall promptly report to their supervisor, the Chief Compliance Officer or a Member of Senior Management all apparent violations of the Code. Supervisors and other Members of Senior Management shall immediately report possible material violations of the Code to the Chief Compliance Officer. The Chief Compliance Officer shall promptly report to Senior Management all material violations of the Code. In instances where the Chief Compliance Officer finds that a violation could not reasonably found to have resulted in a fraud, deceit or a manipulative practice in violation of Section 208 of the Advisers Act, he or she shall submit a written memorandum of the event in lieu of reporting to senior management.

It is every Supervised Person’s obligation to promptly report to their supervisor, the Chief Compliance Officer or a member of Senior Management if the Supervised Person possesses a reasonable belief that there is a possible violation of the Firm’s Code of Ethics, the Firm’s Compliance Policies & Procedures or a securities law violation that has occurred, is ongoing or is about to occur. The Firm will not permit any form of intimidation or retaliation against any Supervised Person who possess a reasonable belief that the information being provided relates to a possible violation. All appropriate reports will be treated confidentially and investigated promptly and appropriately. Senior Management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed.

If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, a letter of reprimand, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

Misleading and false responses or refusal to complete compliance duties in Orion Compliance will be recorded as a violation of the Code of Ethics.

All violations of the Code and remedial actions will be recorded and maintained for a minimum of 5 years.

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Conflicts of Interest. Examples.

A conflict of interest arises when an advisor’s personal interests, or the interests of The Firm, could potentially interfere with their duty to act in the best interests of their clients.

Essentially, it’s a situation where an advisor’s judgment or actions might be swayed by factors other than what’s best for the client.

Compensation-Related Conflicts:

●	Commission-Based Products & Rollovers: (Insurance)

○	Advisors may be incentivized to recommend products that generate higher commissions, even if they’re not the best fit for the client.

○	This applies to Insurance, annuities, and other commission-based investments.

○	Advisors may be incentivized to recommend rollovers, even when this is not the best option for the client.

●	Revenue Sharing:

○	The firm may receive payments from third-party product providers for recommending their products.

●	Performance-Based Fees:

○	While sometimes appropriate, these can incentivize advisors to take on excessive risk to maximize their own compensation.

2. Client Relationship Conflicts:

●	Preferential Treatment:

○	High-net-worth clients may receive preferential access to investment opportunities or services compared to smaller clients.

●	Allocation of Limited Opportunities:

○	When limited investment opportunities arise, advisors may face conflicts in deciding which clients to allocate them to.

●	Dual Roles:

○	An advisor acting as both a financial planner and an insurance agent, for example, could create conflicts when recommending insurance products.

3. Trading and Investment Conflicts:

●	Personal Trading:

○	Front-running: Trading ahead of client orders to profit from anticipated price movements.

○	Parallel trading: Trading the same securities as clients, potentially taking advantage of price changes caused by client trades.

●	Related Party Transactions:

○	Investing client funds in companies affiliated with the wealth management firm or its principals.

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●	Soft Dollars:

○	Using client brokerage commissions to obtain research or other benefits that primarily benefit the firm or the advisor.

●	Best Execution Conflicts:

○	Advisors may not always seek best execution if they are receiving compensation from a specific broker dealer.

4. Gifts and Entertainment:

●	Accepting gifts or entertainment from product providers: This can create a sense of obligation and influence recommendations.

●	Providing excessive gifts to clients: Can be viewed as an attempt to improperly influence client decisions.

5. Outside Business Activities:

●	Competing with the firm: Engaging in outside businesses that directly compete with the services offered by the wealth management firm.

●	Diverting time and attention: Spending excessive time on outside activities, which could detract from the advisor’s ability to serve clients effectively.

6. Conflicts Regarding Fiduciary Duty:

●	Failure to Act in Client’s Best Interest: The most fundamental conflict, where the advisor prioritizes their own interests or those of the firm over the client’s.

Artificial Intelligence Use – A.I Usage

This policy outlines the ethical and responsible use of artificial intelligence (AI) tools and technologies by Hohimer Wealth Management and its supervised persons in the provision of wealth management services. It aims to ensure that AI is used in a manner consistent with our fiduciary duty to clients, regulatory requirements, and the firm’s Code of Ethics.

Guiding Principles:

●	Client Best Interest: AI tools must be used in a manner that prioritizes the best interests of HWM clients.

●	Transparency and Disclosure: Clients must be informed about the use of AI in the provision of advisory services, including any potential limitations or risks.

●	Human Oversight: AI tools should supplement, not replace, human judgment and oversight. Critical investment decisions and client interactions must involve human review and approval.

●	Data Privacy and Security: Client data used by AI tools must be protected in accordance with applicable laws and regulations, as well as the firm’s data privacy policies.

●	Fairness and Non-Discrimination: AI algorithms must be designed and used in a manner that avoids bias and discrimination.

●	Compliance with Regulations: AI tools must be used in compliance with all applicable securities laws, regulations, and industry standards.

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Specific Requirements:

1.	Approved AI Tools: Supervised Persons must only use AI tools and technologies that have been approved by the firm’s Compliance Department.

2.	Due Diligence: Before using any AI tool, Supervised Persons must conduct appropriate due diligence to understand its functionality, limitations, and potential risks.

3.	Data Integrity: Supervised Persons must ensure the accuracy and reliability of data used by AI tools.

4.	Model Validation: AI models used in investment decisions must be regularly validated and tested to ensure their accuracy and effectiveness.

5.	Client Communication:

○	When communicating with clients using AI-powered chatbots or other automated tools, supervised Persons must clearly disclose that the communication is being generated by AI.

○	Clients must have the option to communicate with a human representative.

6.	Recordkeeping: Supervised Persons must maintain accurate records of all AI-related activities, including data inputs, model outputs, and client communications.

7.	Training: Supervised Persons must complete mandatory training on the firm’s AI use policy and the responsible use of AI tools.

8.	Monitoring and Review: The firm’s Compliance Department will regularly monitor and review the use of AI tools to ensure compliance with this policy.

9.	Reporting Violations: Supervised Persons must report any suspected violations of this policy to the firm’s Compliance Department.

10.	Prohibited uses:

○	Do not use AI to generate false or misleading information.

○	Do not use AI to violate client confidentiality.

○	Do not use AI to make investment recommendations without appropriate human review.

○	Do not use AI to create any content that violates SEC advertising rules.

This policy may be amended from time to time as needed to reflect changes in technology, regulations, or the firm’s business practices.

By using AI tools and technologies in connection with their work at Hohimer Wealth Management, Supervised Persons acknowledge that they have read, understood, and agree to comply with this policy.

Marketing / Advertising –

Definition of Advertisement:

Supervised Persons must understand the broad definition of “advertisement” under the Marketing Rule, which includes any communication that refers, directly or indirectly, to the firm or its advisory services.

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General Principles:

All marketing and advertising materials must first be approved by Compliance, and must adhere to the following principles:

●	Truthfulness and Accuracy: All statements must be true, accurate, and not misleading.

●	Fair and Balanced Presentation: Information must be presented in a fair and balanced manner, avoiding selective or misleading presentations.

●	Clear and Understandable Language: Materials must be written in clear and understandable language, avoiding technical jargon or overly complex terms.

●	Compliance with Laws and Regulations: All materials must comply with applicable securities laws and regulations, including the Marketing Rule.

Specific Requirements:

1.	Prohibited Content:

○	Advertisements must not contain:

▪	Untrue statements of material fact.

▪	Omissions of material facts necessary to make statements not misleading.

▪	Statements that predict or imply guaranteed results.

▪	Statements that are otherwise false or misleading.

2.	Testimonials and Endorsements:

○	Any use of testimonials or endorsements must comply with the following:

▪	Disclosure of any material connections between the endorser and the firm, including compensation.

▪	Clear and prominent disclosure of paid endorsements.

▪	Compliance with Rule 206(4)-7 (Custody Rule).

▪	Obtain written agreements when using endorsements.

3.	Performance Advertising:

○	Performance information must be presented in a fair and balanced manner.

○	Net performance (after fees and expenses) must be shown, or gross performance must be accompanied by clear disclosure of net performance.

○	Hypothetical performance is not allowed by HWM.

○	Maintain records that support all performance claims.

4.	Third-Party Ratings:

○	Any use of third-party ratings or rankings must be accompanied by clear and prominent disclosures of the criteria used to determine the rating or ranking.

5.	Social Media:

○	Social media communications are considered advertisements and are subject to this policy.

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○	Supervised Persons must be mindful of their social media activity and ensure that it complies with the firm’s policies and applicable regulations.

6.	Review and Approval:

○	All marketing and advertising materials must be reviewed and approved by the Compliance Department prior to use.

○	Maintain records of all approved materials.

7.	Recordkeeping:

○	Maintain accurate and complete records of all marketing and advertising materials, including supporting documentation.

8.	Training:

○	Supervised Persons must complete mandatory training on this policy and the Marketing Rule.

9.	Prohibited Actions:

○	Do not make any statements that are not backed up with documentation.

○	Do not make any statements that imply any guaranteed returns.

○	Do not cherry pick performance numbers.

○	Do not make any statements that are not compliant with the Marketing Rule.

By engaging in marketing or advertising activities on behalf of Hohimer Wealth Management, Supervised Persons acknowledge that they have read, understood, and agree to comply with this policy.

Off–Channel Communications

This policy applies to all supervised persons, including employees, contractors, and agents, who use unapproved communication methods for business-related purposes. This includes, but is not limited to:

●	Personal email accounts (e.g., Gmail, Yahoo, Hotmail)

●	Personal messaging applications (e.g., WhatsApp, Telegram, Signal, iMessage)

●	Social media direct messaging

●	Unapproved cloud-based storage or file-sharing services

●	Any other communication method that is not officially provided or approved by Hohimer Wealth Management.

Definitions:

●	Off-Channel Communication: Any business-related communication that occurs outside of the firm’s approved communication systems.

●	Business-Related Communication: Any communication that relates to the firm’s business activities, including but not limited to:

○	Client communications

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○	Investment research and analysis

○	Trading activities

○	Internal firm communications

○	Communications regarding potential or existing business relationships

Policy Statement:

All business-related communications must be conducted through the firm’s approved communication systems. Off-channel communications are strictly prohibited unless explicitly authorized by the Chief Compliance Officer (CCO) in writing for specific, documented reasons.

Specific Requirements:

1.	Prohibition of Off-Channel Communications: Supervised Persons must not use off-channel communication methods for any business-related communication.

2.	Approved Communication Systems: The firm’s approved communication systems include [HWM supplied hardware and software e.g., Firm computers, firm email, approved messaging platforms, secure file sharing].

3.	Reporting Obligations: Supervised Persons must report any suspected or actual use of off-channel communications to the CCO.

4.	Recordkeeping: If the CCO authorizes off-channel communication in a rare circumstance, all communications must be documented and transferred into approved company systems immediately.

5.	Personal Device Use: Personal devices used for business purposes must comply with the firm’s Bring Your Own Device (BYOD) policy, if applicable.

6.	Social Media: Social media communications must comply with the firm’s social media policy.

7.	Training: Supervised Persons must complete mandatory training on this policy and the firm’s approved communication systems.

8.	Monitoring: The firm may monitor communications conducted through its approved systems to ensure compliance with this policy.

Exceptions:

●	In extremely rare and documented circumstances, the CCO may grant written authorization for the use of off-channel communications.

●	Such authorizations will be granted only for specific, limited purposes and will be subject to strict conditions.

Consequences of Non-Compliance:

Violations of this policy may result in disciplinary action, including but not limited to:

●	Written warnings

●	Suspension

●	Termination of employment

●	Referral to regulatory authorities

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Interpretations and Exceptions

Interpretations and Exceptions

Any questions regarding the applicability, meaning or administration of this Code shall be referred by the person concerned in advance of any contemplated transaction to the Chief Compliance Officer. Exemptions may be granted by such person, if, in his or her judgment, the fundamental obligation of the person involved is not compromised. The Chief Compliance Officer shall request exemptions from an appropriate control person of HWM. The Chief Compliance Officer’s personal securities transactions, outside business activities and any other reportable events shall be reported to an appropriate management person.

Definitions

Definitions

A.	“Supervised Person” means “any: (i) partner, officer, director (or other person occupying a similar status or performing similar functions); (ii) employee of an investment adviser; or (iii) other person who provides investment advice on behalf of the Hohimer Wealth Management and is subject to the supervision and control of the HWM.

B.	“Access Persons” are any “Supervised Persons” who have access to nonpublic information regarding any clients’ purchase or sale of securities (or nonpublic information regarding the portfolio holdings of any reportable fund), or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. While under the Investment Advisers Act, Access Persons and Supervised Persons are distinguishable, this Code makes no distinction between Access and Supervised Persons. Based on the size and configuration of our firm, all Supervised Persons are considered Access Persons, and shall be referred to as “Supervised Persons.”

C.	“Advisory Client “means any natural persons or business entities for which HWM serves as investment adviser.

D.	“Security “shall mean any note, stock, treasury stock, shares issued by registered open-end investment companies, exchange traded funds, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security of the foregoing.

E.	“Reportable Security “shall mean a Security as defined in item D above (in effect, all securities) except that it shall not include:

•	Direct obligations of the government of the United States, such as U.S. Treasury bonds;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

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•	Shares issued by unit investment trusts that are invested exclusively in unaffiliated mutual funds, such as variable insurance products; and

•	Shares issued by open-end funds, such as open-end mutual funds.[2] Note that this exception only extends to open-end funds registered in the United States and does not include transactions and holdings in shares of both affiliated and unaffiliated closed-end funds, nor in offshore funds. These latter categories are both reportable. Exchange Traded Funds are also considered Reportable Securities.

F.	“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. In this regard, beneficial ownership will be deemed to exist if a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares, a direct or indirect pecuniary interest in the securities (i.e., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, an indirect pecuniary interest in securities generally includes, but is not limited to, securities held by members of a person’s immediate family sharing the same household provided, however, this presumption of beneficiary ownership may be rebutted, a person’s interests in securities held in certain trusts, a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership, a person’s right to receive dividends that is separated or separable from the underlying securities (otherwise a right to receive dividends alone shall not represent a pecuniary interest) and a person’s right to acquire securities through the exercise or conversion of any derivative security whether or not presently exercisable. A person will not be deemed to be the beneficial owner of portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio. See the “Personal Securities Transactions—Beneficial Ownership” below for a further discussion of the application of “Beneficial Ownership.”

G.	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

H.	“Limited Offering” shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933. This may include so-called hedge fund investments or generally investments in private securities.

I.	“Purchase or Sale of a Reportable Security” includes, among other things, the writing of an option to purchase or sell a Reportable Security.

J.	“Security held or to be acquired” by an Advisory Client means (a) any Reportable Security which (i) is or has been held by an Advisory Client or (ii) is being or has been considered by an Advisory Client or HWM for purchase by an Advisory Client; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security described in this Code.

K.	“Automatic investment plan “means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

L.	“Artificial Intelligence” or “AI” is a term used to describe computer systems and software programs designed to simulate human intelligence to perform tasks, such as investment analysis and decision-making, given a set of human-defined objectives. AI models reach conclusions through reasoning and self-correct to improve analysis. AI programs may autonomously execute trading decisions or may assist staff in making trading decisions. AI may include, but is not limited to, unsupervised machine-learning, supervised machine learning, deep learning, reinforcement learning, natural language processing, and neural networks. AI encompasses the idea of machines mimicking human intelligence, whereas (non-AI) computer algorithms are the specific instructions that enable computers to perform tasks. Algorithms are a component of AI, used to implement various AI techniques and approaches.

2 . If HWM or a Supervised Person of the Firm provided investment advice to or controlled an open-end fund then such fund would also be reportable. However, such relationships are not anticipated to exist at HWM. Any Supervised Person must inform the CCO of any such advisory or control relationship with an open-end fund.

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